EXHIBIT 31.1

[LOGO]
ME Portfolio Management Limited
ABN 79 005 964 134
Level 16, 360 Collins Street
Melbourne Vic 3000
Telephone 03 9605 6000
Facsimile 03 9605 6200
www.membersequitybank.com.au
GPO Box 1345
Melbourne Vic 3001

CERTIFICATION

I, Paul Garvey, certify that:

1.
I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of SMHL Global Fund 2007-1 (the "Exchange Act periodic reports");

2.
Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.
Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreement(s) in all material respects; and

5.
All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: The Bank of New York, Perpetual Limited and Australia and New Zealand Banking Group Limited.

SMHL GLOBAL FUND 2007-1
(by ME Portfolio Management Limited, as Depositor)

Date: September 28, 2007

By: /s/ Paul Garvey
Name: Paul Garvey
Title: Manager - Financial Markets*

* Paul Garvey is Manager - Financial Markets of ME Portfolio Management Limited and is the senior office in charge of securitization of ME Portfolio Management Limited.